INTRODUCTION

The following unaudited pro forma consolidated balance sheet aggregates the balance sheet of Technest Holdings, Inc. and Subsidiary ("Technest") as of June 30, 2005 and the balance sheet of E-OIR Technologies, Inc. ("EOIR") as of June 30, 2005, giving effect to Technest's acquisition of EOIR (see note 1 to pro forma consolidated financial statements), as if the transaction had occurred as of June 30, 2005.  Since this was a transaction between entities under common control, this pro forma balance sheet reflects the historical carrying value of EOIR's assets and liabilities and no purchase price adjustments have been made.

The following unaudited pro forma condensed consolidated statements of operations combine the results of operations of Technest for the years ended June 30, 2005 and 2004 with the results of operations of EOIR and Genex Technologies, Inc. (“Genex”) for the years then ended as if the transactions had occurred as of the beginning of the period. Since Genex was acquired during the pro forma period (see note 2 to pro forma condensed consolidated financial statements), we believe that the most meaningful presentation of this acquisition is to present it, consistently with EOIR, as of the beginning of the period.  Since the EOIR acquisition was a transaction between entities under common control, the Technest financial statements will be restated going forward to reflect the transaction as of the beginning of the period presented, similar to a pooling of interest transaction.  Therefore, we have presented unaudited pro forma consolidated statements of operations for both the years ended June 30, 2005 and 2004.

The pro forma condensed consolidated financial statements should be read in conjunction with the separate historical financials statements of Technest.  These pro forma financial statements are not necessarily indicative of the consolidated financial position, had the acquisition occurred on the date indicated above, or the consolidated results of operations which might have existed for the periods indicated or the results of operations as they may be in the future.

Technest Holdings, Inc and Subsidiaries

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2005

(Unaudited)

ASSETS
	Technest
	Holdings,	E-OIR
	Inc. and	Technologies,		Pro forma
	Subsidiary	Inc.		Adjustments	Pro forma

CURRENT ASSETS

Cash	$ 303,764	$ 5,558,844		$ -	$ 5,862,608
Accounts receivable	444,396	7,152,467		-	7,596,863
Inventory and work in process	374,859	-		-	374,859
Other current assets	17,475	151,925		-	169,400
Due from related party	261,775	192,373	(1)	(189,817)	264,331
Total Current Assets	1,402,269	13,055,609		(189,817)	14,268,061

OTHER ASSETS

Property and Equipment - net	42,317	820,456		-	862,773
Intangible assets	6,485,470	15,569,538			22,055,008
Total Other Assets	6,527,787	16,389,994		-	22,917,781

TOTAL ASSETS	$ 7,930,056	$29,445,603		$(189,817)	$37,185,842

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$ 590,471	$ 9,859,438		$ -	$ 10,449,909
Accrued expenses and other current liabilities	310,383	1,354,706		-	1,665,089
Notes payable	-	709,943		-	709,943
Income taxes payable	-	-		-	-
Due to related party	144,160	1,064,948	(1)	(189,817)	1,019,291
Total Current Liabilities	1,045,014	12,989,035		(189,817)	13,844,232

LONG-TERM DEBT	-	7,633,879		-	7,633,879

TOTAL LIABILITIES	1,045,014	20,622,914		(189,817)	21,478,111

TOTAL STOCKHOLDERS' EQUITY	6,885,042	8,822,689	-	15,707,731

TOTAL LIABILITIES AND	$ 7,930,056	$29,445,603	$ (189,817)	$ 37,185,842
STOCKHOLDERS' EQUITY

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2005

(Unaudited)

	Technest
	Holdings,	E-OIR	Genex
	Inc. and	Technologies,	Technologies,		Pro forma
	Subsidiary	Inc.	Inc.		Adjustments	Pro forma

REVENUES	$1,664,075	$64,809,495	$2,617,313	(2)	$ (504,196)	$ 68,586,687

COST OF REVENUES	865,939	52,441,849	2,129,822	(2)	(504,196)	54,933,414

GROSS PROFIT	798,136	12,367,646	487,491		-	13,653,273

OPERATING EXPENSES
Selling, general and administrative	1,205,277	9,377,374	995,321		-	11,577,972
Research and development	2,298,850	-	-	(3)	(2,095,000)	203,850
Compensatory element of stock issuance for SG&A	-	251,628	13,932		-	265,560
Amortization of intangible assets	121,679	1,306,111	-		-	1,427,790

TOTAL OPERATING EXPENSES	3,625,806	10,935,113	1,009,253		(2,095,000)	13,475,172

OPERATING INCOME (LOSS)	(2,827,670)	1,432,533	(521,762)		2,095,000	178,101

OTHER EXPENSES (INCOME), NET:
Interest expenses	7,690	979,483	-		-	987,173
Other expense (income), net	-	-	(3,782)		-	(3,782)
TOTAL OTHER EXPENSES (INCOME), NET	7,690	979,483	(3,782)		-	983,391

NET INCOME (LOSS)
BEFORE INCOME TAXES	(2,835,360)	453,050	(517,980)		2,095,000	(805,290)

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(2,835,360)	453,050	(517,980)		2,095,000	(805,290)

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series A	124,848	-	-		-	124,848

DEEMED DIVIDEND TO PREFERRED STOCKHOLDERS - Series C	2,050,000	-	-	(3)	(2,050,000)	-

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(5,010,208)	$ 453,050	$ (517,980)		$4,145,000	$ (930,138)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Loss from continuing operations						$ (0.07)

Weighted Average Number of Common Shares Outstanding						14,302,721

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries

Pro Forma Condensed Consolidated Statement of Operations for the year ended June 30, 2004

(Unaudited)

	Technest
	Holdings,	E-OIR	Genex
	Inc. and	Technologies,	Technologies,		Pro forma
	Subsidiary	Inc.	Inc.		Adjustments	Pro forma

REVENUES	$ -	$ 53,402,000	$6,708,947		$ -	$ 60,110,947

COST OF REVENUES	-	43,156,210	3,597,201		-	46,753,411

GROSS PROFIT	-	10,245,790	3,111,746		-	13,357,536

OPERATING EXPENSES
Selling, general and administrative	62,628	6,490,790	1,726,728		-	8,280,146
Research and development	-	-	-	(3)	2,095,000	2,095,000
Amortization of intangible assets	-	-	17,967		-	17,967

TOTAL OPERATING EXPENSES	62,628	6,490,790	1,744,695		2,095,000	10,393,113

OPERATING INCOME (LOSS)	(62,628)	3,755,000	1,367,051		(2,095,000)	2,964,423

OTHER EXPENSES (INCOME), NET:
Interest expenses	21,652	-	-	(4)	678,456	700,108
Other expense (income), net	-	-	(30,383)		-	(30,383)

TOTAL OTHER EXPENSES (INCOME), NET	21,652	-	(30,383)		678,456	669,725

NET INCOME (LOSS)
BEFORE INCOME TAXES	(84,280)	3,755,000	1,397,434		(2,773,456)	2,294,698

Income taxes	-	-	-	(5)	-	-

NET INCOME (LOSS)	(84,280)	3,755,000	1,397,434		(2,773,456)	2,294,698

PREFERRED STOCK DIVIDEND - Series C	-	-		(3)	2,050,000	2,050,000

NET INCOME (LOSS) APPLICABLE
TO COMMON STOCKHOLDERS	$ (84,280)	$ 3,755,000	$ 1,397,434		$(4,823,456)	$ 244,698

BASIC AND DILUTED LOSS PER COMMON SHARE:	$ 0.02

Weighted Average Number of Common Shares Outstanding	14,302,721

See notes to pro forma condensed consolidated financial statements.

Technest Holdings, Inc. and Subsidiaries

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note 1 – The Acquisition of EOIR Technologies, Inc.

On August 17, 2005, pursuant to a Stock Purchase Agreement with Markland Technologies, Inc. (“Markland”), our majority stockholder, we purchased all of the outstanding stock of E-OIR Technologies, Inc., (“EOIR”), formerly one of Markland’s wholly-owned subsidiaries. As consideration for the stock of EOIR, we issued 12 million shares of our common stock to Markland. Markland's ownership of Technest is approximately 98% on a primary basis and 82% on a fully diluted basis (assuming the conversion of all of our convertible securities and the exercise of all warrants to purchase Technest common stock) after consummation of the transaction. Accordingly, this reorganization did not result in a change of control of EOIR and did not need stockholder consent.  Since this is a transaction between entities under common control, the historical carrying value of EOIR's assets and liabilities will be carried over and no purchase price adjustments will be made.

Note 2 – The Acquisition of Genex Technologies, Inc.

On February 14, 2005, Technest paid $3,000,000 in cash and transferred 10,168,764 shares of Markland stock to Jason Geng, the sole stockholder of Genex Technologies, Inc. (“Genex”) for all of the capital stock of Genex. As a result of this transaction, Genex became a wholly-owned subsidiary of Technest.

Note 3 – Pro Forma Presentation and Adjustments

The unaudited pro forma condensed consolidated financial statements combine Technest with EOIR and Genex as if the transactions had occurred as of the beginning of the period.  Accordingly, the following pro forma adjustments were made:

Pro Forma Adjustments (1) and (2) - Elimination of Intercompany Transactions

Transactions between EOIR and Genex Technologies have been eliminated beginning July 1, 2003.

Pro Forma Adjustment (3) – Effects from Acquisition and Financing of Genex Technologies, Inc.

In process R & D and deemed dividends relating to the acquisition of Genex Technologies have been recorded as if they occurred on July 1, 2003

Pro Forma Adjustment (4) – Interest Expense

The pro forma interest expense of $678,456 for the year ended June 30, 2004 assumes the $11,000,000 EOIR loan with an interest rate of 6% compounded monthly was outstanding for this period.

Pro Forma Adjustment (5) – Income Taxes

No income tax expense has been recorded because Technest and subsidiaries would have filed a consolidated tax return with Markland and Markland had sufficient net operating losses and loss carry forwards to offset the taxable income of Technest and subsidiaries.